UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Legacy Town Center, 7160 Dallas Parkway, Suite 380, Plano, Texas 75024
 (Address of principal executive offices)

972-526-5250
 (Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, we entered into a retention bonus agreement (the “Agreement”) with each of Michael P. Piazza, our President and Chief Executive Officer, Shawn L. Clift, our Chief Financial Officer and Patty Dickerson, our VP External Relations and Secretary (each an “Executive”). Under the terms of the Agreement, we will pay to the Executive beginning June 1, 2007 (the “Effective Date”), a retention bonus (the “Retention Bonus”) equal to the Executive’s monthly base salary in effect as of the Effective Date during the period the Company investigates restructuring options.

The summary of the Retention Bonus Agreement set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Retention Bonus Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1*	Form of Retention Bonus Agreement.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: July 12, 2007
	By:	/s/ Shawn L. Clift
Shawn L. Clift
Chief Financial Officer